[LOGO]              NEWS RELEASE
SYNOVUS
FINANCIAL CORP.

For Immediate Release

Contact: Rob Ward                                Patrick A. Reynolds
         Director of Media Relations             Director of Investor Relations
         (706) 649-2531                          (706) 649-4973

                         Synovus Completes Acquisition
                     of Community Bank Capital Corporation

     Columbus, Ga., September 1, 1998 - Synovus Financial Corp.(NYSE - "SNV"), the Columbus, Georgia based multi-financial services company, today announced its completion of the merger of the $348 million asset Community Bank Capital Corporation "CBCC" into Synovus, for stock. CBCC is the parent company of the Bank of North Georgia, based in Alpharetta, Georgia. This is Synovus' first acquisition in the fast growing communities north of Atlanta. Bank of North Georgia will continue to operate its six banking locations under its existing name, management team and local board of directors. Synovus Financial Corp. has also rescinded its share repurchase plan due to its effect on accounting for acquisitions under the pooling-of-interests method.

     Synovus Financial Corp. is a $10 billion asset, multi-financial services company composed of 35 banks serving communities throughout Georgia, Alabama, Florida, and South Carolina; an 80.7% ownership of Total System Services, Inc. (NYSE - "TSS") (www.totalsystem.com), one of the world's largest credit, debit, commercial, and private-label card processing companies; Synovus Trust Company; Synovus Securities, Inc.; and Synovus Mortgage Corp. Synovus' Internet address is www.synovus.com.

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